EXHIBIT 23.1




                      CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Circuit City Stores, Inc.:


We consent to incorporation by reference in this Registration Statement on Form S-8 of Circuit City Stores, Inc. of our report dated April 4, 1994, relating to the consolidated balance sheets of Circuit City Stores, Inc. and subsidiaries as of February 28, 1994 and 1993 and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the fiscal years in the three-year period ended February 28, 1994, which report is incorporated by reference in the February 28, 1994 annual report on Form 10-K of Circuit City Stores, Inc. We also consent to the incorporation by reference in this Registration Statement of our report dated April 4, 1994, relating to the financial statement schedules of Circuit City Stores, Inc. which report is included in such annual report on Form 10-K.

As discussed in Note 1(G) to the consolidated financial statements, the Company changed its method of accounting for income taxes in fiscal 1993.

                              /s/ KPMG PEAT MARWICK LLP


                              KPMG PEAT MARWICK LLP



Richmond, Virginia
November 29, 1994